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                                                                     Exhibit 8.2


                               [V & E LETTERHEAD]


                                January 16, 2002


CPL Transition Funding LLC
1 Riverside Plaza
Columbus, Ohio 43215

         Re: Registration Statement on Form S-3 (No. 333-91273)

Ladies and Gentlemen:

         We have acted as local Texas counsel for Central Power and Light Company, a Texas corporation ("CPL"), and CPL Transition Funding LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on November 19, 1999, as amended, relating to the proposed issuance of up to $797,334,897 in aggregate principal amount of transition notes (the "Transition Notes") of the Company to be offered from time to time as described in the form of the prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement") included as part of the Registration Statement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the form of indenture filed as an Exhibit to the Registration Statement, including Appendix A thereto.

         We have examined the Prospectus, the Prospectus Supplement, the letter rulings dated January 11, 2000 and November 27, 2001, received by CPL from the Texas Comptroller of Public Accounts regarding certain Texas franchise tax issues related to the Company and its receipt and ownership of the Transition Property (the "Letter Rulings"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that (i) the Transition Notes will be issued in accordance with the operative documents described in the Prospectus and the Prospectus Supplement and (ii) the Transition Charges, the Transition Property and amounts held in the reserve accounts created pursuant to the Indenture will be received and held in accordance with the operative documents described in the Prospectus and the Prospectus Supplement.

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         The statements set forth in the Prospectus under the section captioned
"Material Texas State Tax Consequences," to the extent such statements constitute matters of Texas state tax law or legal conclusions with respect thereto, in our opinion are correct in all material respects.

         Our opinion is limited to the Texas franchise tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences regarding the transaction referred to above or any other transaction. Our opinion is based upon the existing provisions of the Texas Tax Code, Comptroller's Franchise Tax Rules (and administrative pronouncements) promulgated or proposed thereunder, and interpretations thereof by the Texas Comptroller of Public Accounts and the courts, all as of the date hereof, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change. This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

         We are furnishing this opinion to you solely in connection with the issuance of the Transition Notes described above, and this opinion is not to be relied on, circulated, quoted or otherwise referred to for any other purpose. However, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm in the Prospectus under the section captioned "Material Texas State Tax Consequences" and "Legal Matters." In giving such consent, we do not thereby admit that we are within the category of persons whose consent is require under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,


                                                     /s/ Vinsons & Elkins LLP